EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vystar Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven Rotman, President, Chief Executive Officer, and Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Rotman
Steven Rotman
President, Chief Executive Officer, and Chief Financial Officer

November 22, 2021

A signed original of this written statement required by Section 906 has been provided to Vystar Corporation and will be retained by Vystar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Vystar Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.